         As filed with the Securities and Exchange Commission on August 25, 2000
                                                      Registration No. 333-41628

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                _______________

                              AMENDMENT NO. 1 TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                                _______________

                              E*TRADE GROUP, INC.
            (Exact name of registrant as specified in its charter)

                                _______________

           Delaware                                  94-2844166
(State or other jurisdiction of                    (I.R.S. Employer
incorporation or organization)                   Identification Number)

                                _______________

                              4500 Bohannon Drive
                         Menlo Park, California 94025
                                (650) 331-6000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                _______________

                             Christos M. Cotsakos
                     Chairman and Chief Executive Officer
                              E*TRADE Group, Inc.
                              4500 Bohannon Drive
                         Menlo Park, California 94025
                                (650) 331-6000
  (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                _______________

                                   Copy to:
                              Curtis L. Mo, Esq.
                          Jonathan P. Shanberge, Esq.
                        Brobeck, Phleger & Harrison LLP
                             Two Embarcadero Place
                                2200 Geng Road
                          Palo Alto, California 94303
                                (650) 424-0160

                                _______________

       Approximate date of commencement of proposed sale to the public:
    From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                _______________

                                                CALCULATION OF REGISTRATION FEE
===============================================================================================================================
   Title of Each Class of         Amount to Be     Proposed Maximum Offering       Proposed Maximum               Amount of
Securities to be Registered        Registered          Price Per Share(1)      Aggregate Offering Price(1)     Registration Fee(2)
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01
per share                          10,034,416               $15.82                       $158,744,461.10            $41,908.54
===============================================================================================================================

(1) The price of $15.82 was the average of the high and low prices of the Common Stock on the Nasdaq National Market System on July 11, 2000, is set forth solely for the purpose of computing the registration fee pursuant to Rule 457(c).

(2) Previously paid.
                                _______________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ The information contained in this prospectus is not complete and may be + + changed. These securities may not be sold until the registration statement +
+ filed with the Securities and Exchange Commission is effective. This         +
+ prospectus is not an offer to sell nor does it seek an offer to buy these + + securities in any jurisdiction where the offer or sale is not permitted. +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                 SUBJECT TO COMPLETION, DATED AUGUST 25, 2000

PRELIMINARY PROSPECTUS



                               10,034,416 Shares

                              E*TRADE GROUP, INC.
                                 Common Stock


     This Prospectus relates to up to 10,034,416 Shares of our Common Stock, par value $0.01 per share, to be delivered in connection with the exchangeable shares of our subsidiary EGI Canada Corporation, a corporation incorporated under the Business Corporations Act, which exchangeable shares are to be issued in connection with the acquisition of VERSUS Technologies Inc. The redemption price of the exchangeable shares is to be satisfied by the delivery of shares of our Common Stock.

     The outstanding shares of our Common Stock are, and the shares offered hereby will be, listed and traded on the Nasdaq National Market under the symbol "EGRP." On July 11, 2000, the average of the high and low price for our Common Stock was $15.82.

                        _______________________________

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

                        _______________________________



================================================================================

                 The date of this Prospectus is ____ ___, 2000

          No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering made hereby, and if given or made, such information or representations must not be relied upon as having been authorized by E*TRADE Group (the "Company") or by any other person. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not lawfully be made.

                             AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, information statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 75 Park Place, New York, New York 10007 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained by mail from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Common Stock of the Company is quoted on the Nasdaq National Market, and such material may also be inspected at the offices of Nasdaq Operations, 1735 K Street N.W. Washington, D.C. 20006. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's web site is http://www.sec.gov.

          The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits thereto, referred to as the "Registration Statement") under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information regarding the Company and the Common Stock offered hereby, reference is hereby made to the Registration Statement and to the exhibits and schedules filed therewith. The Registration Statement, including the exhibits and schedules thereto, may be inspected at the public reference facilities maintained by the Commission at Room 450 Fifth Street, N.W., Washington, D.C. 20549 and copies of all or any part thereof may be obtained from such office upon payment of the prescribed fees.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents filed with the Commission (File No. 1-11921) pursuant to the Exchange Act are incorporated herein by reference:

          1. E*TRADE Group's Annual Report on Form 10-K for the year ended September 30, 1999, filed on October 22, 1999, as amended by the Company's Annual Report on Form 10-K/A, filed on April 17, 2000;

          2. E*TRADE Group's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999, filed on February 14, 2000, as amended by the Company's Quarterly Report on Form 10-Q/A, filed on April 17, 2000;

          3. E*TRADE Group's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed on May 15, 2000;

          4. E*TRADE Group's Quarterly Report on From 10-Q for the quarter ended June 30, 2000, filed on August 14, 2000;

          5. Definitive Proxy Statement, dated December 21, 1999, filed on November 29, 1999, as amended by the Company's Definitive Proxy Statement, filed on December 1, 1999, in connection with E*TRADE Group, Inc.'s 1999 Annual Meeting of Stockholders;

          6. The description of E*TRADE Group, Inc.'s Common Stock, $0.01 par value per share, and associated rights, contained in its registration statement on Form 8-A, filed on July 12, 1996, including any amendment or report filed for the purpose of updating such description;

          7. E*TRADE Group, Inc.'s Current Reports on Form 8-K filed on January 27, 2000, April 17, 2000, and June 20, 2000; and

          8. All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering.

          Any statement contained in a document incorporated by reference herein shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The Company will provide without charge to each person to whom this Prospectus is delivered a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Written requests for copies should be directed to E*TRADE Group, Inc., Investor Relations, 4500 Bohannon Drive, Menlo Park, California 94025. The Company's telephone number is
(650) 331-6000.

                                  THE COMPANY

          The Company, through its wholly-owned subsidiaries, E*TRADE Securities, Inc., TIR (Holdings) Limited and E*TRADE Bank, is a leading provider of online financial services and has established a popular, branded destination Web site for self-directed investors. The Company offers automated order placement and execution, along with a suite of products and services that can be personalized, including portfolio tracking, Java-based charting and quote applications, real-time market commentary and analysis, news, professional research reports and other information services. The Company's products have grown to include IPO shares, mutual funds, bond trading, tax advice and banking. The Company provides its services 24 hours a day, seven days a week by means of the Internet, touch-tone telephone (including interactive voice recognition) and direct modem access. The Company's proprietary transaction-enabling technology supports highly automated, easy-to-use and cost-effective services that empower its customers to take greater control of their investment decisions and financial transactions. Further, the Company believes that its technology can be adapted to provide transaction-enabling services related to other aspects of electronic commerce.

          The principal executive offices of the Company are located at 4500 Bohannon Drive, Menlo Park, California 94025. The Company's telephone number is
(650) 331-6000.

                                USE OF PROCEEDS

          Because our Common Stock will be issued upon exchange of the exchangeable shares, the Company and its consolidated subsidiaries will receive no net cash proceeds upon such issuance.

                            THE EXCHANGEABLE SHARES

          The rights of holders of the exchangeable shares, including exchange rights, will be substantially as set forth in the terms of the Voting and Exchange Trust Agreement and the Plan of Arrangement involving VERSUS Technologies and the Company ("Plan of Arrangement"), which will be filed with the Ontario Court of Justice pursuant to the Canada Business Corporations Act, R.S.C. 1985, c. C-44, s192 in July, 2000.

                             PLAN OF DISTRIBUTION

          Our Common Stock covered hereby will be issued in exchange for exchangeable shares, and no broker, dealer or underwriter has been engaged in connection therewith.

                                    RESALES

          If set forth in an applicable Prospectus Supplement, this Prospectus may be used in connection with resales or redistributions of our Common Stock by a selling stockholder. The selling stockholder may be a person or persons deemed "affiliates" (each such person, or such persons, pledgees, transferees or other successors in interest, a "Selling Stockholder") of VERSUS Technologies under the Securities Act of 1933, as amended (the "Securities Act") who acquired our Common Stock from the Company or an affiliate of the Company. Such a resale or redistribution may be effected directly or indirectly through brokers or dealers or in a distribution by one or more underwriters on a firm commitment or best efforts basis, on the Nasdaq National Market on which shares of our Common Stock are listed or traded, in privately negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Such a resale or redistribution also may be effected through a block trade (which may involve cross trades) in which the broker or dealer engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; purchases by a broker or dealer as principal and resale by such broker or dealer for its own account; exchange distributions and/or secondary distributions in accordance with the rules of the Nasdaq National Market; ordinary brokerage transactions and transactions in which the broker solicits purchasers; an offering at other than a fixed price on or through the facilities of the Nasdaq National Market or to or through a market maker otherwise than on the Nasdaq National Market; pledges to lenders as collateral to secure loans, credit or other financing arrangements and any subsequent foreclosure thereunder; and any other legally available means. In connection with resales or redistributions of our Common Stock or otherwise, a Selling Shareholder may enter into hedging transactions with brokers, dealers or other financial institutions. In connection with such transactions, brokers, dealers or other financial institutions may engage in short sales of our Common Stock in the course of hedging the positions they assume with the Selling Shareholder. A Selling Shareholder may also sell our

Common Stock short and redeliver shares to close out such short positions. A Selling Shareholder may also enter into option or other transactions with brokers, dealers or other financial institutions which require the delivery to such broker, dealer or other financial institution of our Common Stock covered hereby which our Common Stock may be resold by such broker, dealer or other financial institution pursuant to this Prospectus. In effecting sales, brokers or dealers engaged by a Selling Stockholder may arrange for other brokers or dealers to participate. Any public offering price and any discount or concessions allowed or reallowed or paid to dealers may be changed from time to time. The broker-dealers participating in such a resale or redistribution may be deemed "underwriters" within the meaning of the Securities Act, and any profit on the sale of the shares of our Common Stock and any commissions received by any such broker-dealers may be regarded as underwriting commissions under the Securities Act. The shares of our Common Stock may be sold from time to time at varying prices determined at the time of sale or at negotiated prices.

          The Company will pay all expenses in connection with the registration of our Common Stock. The Selling Stockholder will pay any brokerage or underwriting commissions and taxes of any kind (including, without limitation, transfer taxes).

          In connection with resales and redistributions, the following information will, to the extent then required, be provided in the applicable Prospectus Supplement: the number of shares to be sold, the purchase price, the public offering price, if applicable, the name of any underwriter, agent or broker-dealer, and any applicable commissions, discounts or other items constituting compensation to underwriters, agents or broker-dealers with respect to the particular sale or distribution.

                                 LEGAL MATTERS

          The validity of the securities offered hereby will be passed upon for the Company by Brobeck, Phleger & Harrison LLP, Palo Alto, California.

                                    EXPERTS

          The consolidated financial statements of E*TRADE Group, Inc. as of September 30, 1999 and 1998, and for each of the years in the three-year period ended September 30, 1999, incorporated by the reference in this Prospectus, which is included in this Registration Statement of E*TRADE Group, Inc. on Form S-3, from E*TRADE Group, Inc.'s Annual Report on Form 10-K/A for the year ended September 30, 1999, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference. Insofar as the report of Deloitte & Touche LLP relates to the amounts included for Telebanc Financial Corporation for 1999 and 1998, it is based solely on the report of Arthur Andersen LLP, independent auditors; such reports being incorporated by reference herein, and have been so incorporated in reliance upon the reports of such firms given upon their authority as experts in auditing and accounting.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution

          The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Company in connection with the sale of Common Stock being registered. All amounts are estimates except the SEC registration fee.

                         SEC Registration Fee          $ 41,909
                         Legal Fees and Expenses         15,000
                         Accounting Fees and Expenses    10,000
                         Printing Fees                   15,000
                         Transfer Agent Fees             20,000
                         Miscellaneous                   30,091
                                                       --------
                            Total                      $132,000
                                                       ========

Item 15. Indemnification of Directors and Officers

          Subsection (a) of Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any such action, suit or proceeding referred to in subsections
(a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights which the indemnified party may be entitled; that indemnification provided by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

          Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of the director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Article Eleventh of the registrant's Charter provides that, to the fullest extent permitted by the DGCL as the same exists or as it may hereafter be amended, no director of the registrant shall be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

          Article Tenth of the registrant's Certificate of Incorporation, as amended, provides that, to the fullest extent permitted by the DGCL, as the same exists or as it may hereafter be amended, no director of the registrant shall be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

          Article 5 of the registrant's Bylaws further provides that the registrant shall, to the maximum extent and in the manner permitted by the DGCL, indemnify each of its directors and officers against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the registrant.

          The registrant has entered into indemnification agreements with each of its directors and executive officers.

          The registrant maintains officers' and directors' liability insurance.

Item 16. Exhibits

 *2.1  Merger Agreement
 *4.1  Provisions Attaching to the Exchangeable Shares of EGI Canada Corporation
  4.2  Certificate of Designation of Series A Preferred Stock of E*TRADE Group,
       Inc.
 *5.1  Opinion of Brobeck, Phleger & Harrison LLP
 23.1  Consent of Deloitte & Touche LLP, independent auditors
*23.2 Consent of Brobeck, Phleger & Harrison LLP (included in Exhibit 5.1 hereto)
 23.3  Consent of Arthur Andersen LLP, independent public accountants
*24.1  Power of Attorney (included on page 10 of this Registration Statement)

--------------------
* Previously filed.


Item 17. Undertakings

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California on this 25th day of August 2000.

                                        E*TRADE GROUP, INC.

                                        By: /s/ Christos M. Cotsakos
                                            ------------------------
                                            Christos M. Cotsakos
                                            Chairman of the Board and Chief
                                            Executive Officer



          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                     Title                              Date
---------                     -----                              ----

/s/      *                    Chairman of the Board and Chief    August 25, 2000
------------------------      Executive Officer (Principal
Christos M. Cotsakos          Executive Officer)


/s/      *                    Chief Financial Officer (Principal August 25, 2000
------------------------      Financial and Accounting Officer)
Leonard C. Purkis


________________________
William A. Porter             Chairman Emeritus


________________________
David C. Hayden               Director

         *
________________________
William E. Ford               Director                           August 25, 2000

         *
________________________
George Hayter                 Director                           August 25, 2000

         *
________________________
Lewis E. Randall              Director                           August 25, 2000

         *
________________________
Masayoshi Son                 Director                           August 25, 2000

         *
________________________
Lester C. Thurow              Director                           August 25, 2000

         *
________________________
Peter Chernin                 Director                           August 25, 2000


* By: /s/ Brigitte VanBaelen
     ------------------------
         Attorney-in-fact

                               Index to Exhibits
                               -----------------

Exhibit
Number                          Exhibit Title
                                -------------

*2.1      Merger Agreement
*4.1      Provisions Attaching to the Exchangeable Shares of EGI Canada
          Corporation
 4.2      Certificate of Designation of Series A Preferred Stock of E*TRADE
          Group, Inc.
*5.1      Opinion of Brobeck, Phleger & Harrison LLP
 23.1     Consent of Deloitte & Touche LLP, independent auditors
*23.2     Consent of Brobeck, Phleger & Harrison LLP (included in Exhibit 5.1 hereto)
 23.3     Consent of Arthur Andersen LLP, independent public accountants
*24.1     Power of Attorney (included on page 10 of this Registration Statement)
-----------------------
*Previously filed.